UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):       JANUARY 26, 2005



                              SPEEDEMISSIONS, INC.
             (Exact name of registrant as specified in its charter)



          FLORIDA                       000-49688                33-0961488
(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)


                           1134 SENOIA ROAD, SUITE B2
                              TYRONE, GEORGIA 30290
               (Address of principal executive offices) (zip code)


                                 (770) 306-7667
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On January 26, 2005, we executed a promissory note in favor of GCA Strategic Investment Fund Limited in the principal amount of $350,000, and on that date we received funds in the same amount. Under the terms of the note, we are obligated to repay the entire principal amount, plus interest at the rate of 8% per year, on April 26, 2005. The obligation is secured by certain of our real property. We will use the funds for general working capital purposes. In connection with and as consideration for the issuance of the promissory note, we issued warrants to acquire a total of 200,000 shares of our common stock at $0.357 per share, and entered into a registration rights agreement in connection therewith.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         See description under Item 1.01, above.

ITEM 3.02    UNREGISTERED SALE OF EQUITY SECURITIES.

         In connection with and as consideration for the issuance of the promissory note as set forth in Item 1.01 above, we issued to GCA Strategic Investment Fund Limited warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share. We also issued to Global Capital Advisors, LLC, the investment advisory to GCA Strategic Investment Fund Limited, warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share. Both issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and both holders are accredited.

ITEM 4.01    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On January 28, 2005, Bennett Thrasher PC, the independent accountants previously engaged as the principal accountants to audit our financial statements, resigned as our auditors because they have decided to no longer provide audit services to entities registered with the Securities and Exchange Commission.

         Effective on February 2, 2005, we engaged Tauber & Balser, P.C., as our independent certified public accountants. The decision to change accountants was approved by our Board of Directors.

         The audit report of Bennett Thrasher PC on our financial statements as of December 31, 2003 and for each of the two years in the period ended December 31, 2003 (the "Audit Period") did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except the reports were modified to include an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern. During the Audit Period, and through January 28, 2005, there were no disagreements with Bennett Thrasher PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

         We have provided a copy of this disclosure to Bennett Thrasher PC and have requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made herein, and, if not, stating the respects in which they do not agree. A copy of the letter is attached hereto as Exhibit 16.1.

         During the two most recent fiscal years, or any subsequent interim period prior to engaging Tauber & Balser, P.C., neither we nor anyone acting on our behalf consulted with Tauber & Balser, P.C. regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or
(ii) the type of audit opinion that might be rendered on our financial statements where either written or oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with our former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.


EXHIBITS


        ITEM NO.     DESCRIPTION
        --------     -----------
        10.1         Promissory Note dated January 26, 2005

        10.2 Common Stock Purchase Warrant issued to GCA Strategic Investment Fund Limited

        10.3         Common Stock Purchase Warrant issued to Global Capital
                     Advisors, LLC

        10.4         Registration Rights Agreement dated January 26, 2005

        16.1         Letter dated February 1, 2005 from Bennett Thrasher PC

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 2, 2005                    Speedemissions, Inc.,
                                            a Florida corporation


                                             /s/  Richard A. Parlontieri
                                            ------------------------------------
                                             By:  Richard A. Parlonteiri
                                             Its:   President